Exhibit 10.2

Amendment No 1

To Credit Agreement No TF-048/10 dated 16 July 2010 (the “Credit Agreement”)

Amsterdam	2011

The undersigned:

Luxoft USA, Inc.. a company with limited liability incorporated under the laws of USA, having its registered office at 2711 Centerville road suite 400, Wilmington, DE 19808, County of New Castle, United States of America (the “Borrower”); and

AMSTERDAM TRADE BANK N.V., a public company with limited liability incorporated under the laws of the Netherlands, having its registered office at Herengracht 475, 1017 BS, Amsterdam, the Netherlands (the “Bank”);

HAVE AGREED AS FOLLOWS:

1.     To make the following amendments to the Credit Agreement:

1.1. Clause 5 is redrafted as follows:

“Termination Date: 24 months from the date of this Credit Agreement.”

1.2. Clause 6.5 is redrafted as follows:

“6.5 Interest: 8,5 % per annum.”

1.3. The Clause 9.3. is redrafted as follows:

“9.3. Loan to Value covenant: The Borrower shall, at all time, ensure that the outstanding amount of the Facility is not more than 80 % of the total unpaid amount of the Borrower’s Invoices and the Invoices of Luxoft Eastern Europe Ltd. to the Account Debtors listed in Schedule II.

If the Bank notifies the Borrower that there is a breach of loan to value covenant, the Borrower shall prepay the Facility within 2 Business Days of the Bank’s notification in an amount and in a manner calculated and specified by the Bank to ensure compliance with the loan to value covenant.”

1.4. Clause 9.4 is redrafted as follows:

“9.4. Content of the Invoice: The Borrower shall ensure that all Borrower’s Invoices and Invoices of Luxoft Eastern Europe Ltd. to an Account Debtor contain the following instruction: Please be advised that any payments due to us under Contract/Invoice No.      dated      should be made exclusively to our account with Amsterdam Trade Bank N.V., Herengracht 475, 1017 BS Amsterdam, The Netherlands

Account details the Borrower:

US-Dollars: account 9001.801081.001 of the Borrower through account 0440 1485 of Amsterdam Trade Bank N.V. (SWIFT STOLNL2A) with Deutsche Bank Trust Company Americas, New York;

EURO: IBAN NL86 STOL 0270 0078 81 of the Borrower SWIFT STOLNL2A;

GBP: IBAN NL61 STOL 0801 0810 03 of the Borrower SWIFT STOLNL2A.

Account details Luxoft Eastern Europe Ltd.:

US-Dollars: account 9001.801983.001 of Luxoft Eastern Europe Ltd. through account 0440 1485 of Amsterdam Trade Bank N.V. (SWIFT STOLNL2A) with Deutsche Bank Trust Company Americas, New York;

EURO: NL43 STOL 0270 0060 36 of Luxoft Eastern Europe Ltd. SWIFT STOLNL2A, unless you are notified by Amsterdam Trade Bank N.V. that the payment shall be made directly to them or as they may advise.”

1.5. Clause 9.6. is redrafted as follows:

“9.6. Security Documents: The obligations of the Borrower under this Credit Agreement are secured by the following agreements:

9.6.1   Guarantee No. GU- 01-048/10 of Luxoft International Company Limited, Akara Building, 24 De Castro Street, Wickhams Cay 1, P.O. Box 3136, Road Town Tortola, British Virgin Islands;

9.6.2   Guarantee No. GU- 02-048/10 of IBS Group Holding Ltd, Kissack Court, 29 Parliament Street, Ramsey, Isle of Man IM8 1JA;

9.6.3   Deed of pledge of rights to the accounts No. 9001-801081-001, 9001-801081-002 and 9001-801081-003 DPRD-01-048/10 granted by the Borrower.

Bank	Borrower

9.6.4.   Deed of Undisclosed Pledge of Receivables No. DUPR-01-48/11 with Luxoft Eastern Europe Ltd., 33, Porter Road, P.O. Box 3169, PMB 103, Road Town, Tortola, British Virgin Islands.

9.6.5.   Deed of pledge of rights to the accounts No. 9001-801983-001 and 9001-8019831-002 DPRD-02-048/10 granted by Luxoft Eastern Europe Ltd., 33, Porter Road, P.O. Box 3169, PMB 103, Road Town, Tortola, British Virgin Islands. “

1.6.  The definition of “Invoice” in Article 14 “Miscellaneous” is redrafted as follows:

“Invoice” means a copy of an invoice from the Borrower or from Luxoft Eastern Europe Ltd. to an Account Debtor indicating that the Invoice accounts receivable are assigned to the Bank (such assignment in such form as approved by the Bank) and are payable to the account of the Borrower or to the account of Luxoft Eastern Europe Ltd. respectively held with the Bank.

1.7.  The original Schedule II has been replaced by the Schedule II, as per specimen attached.

2.     All other terms and conditions of the Credit Agreement remain in full force and effect.

3.             The present Amendment forms an integral part of the Credit Agreement and shall have effect and be dated on the date of the last signature of the Borrower and the Bank stated below.

4.     The present Amendment is made in duplicate.

FOR THE BANK		FOR THE BORROWER

AMSTERDAM TRADE BANK N.V.		Luxoft USA, Inc.,
Herengracht 475		Centerville road suite 400,
1017 BS Amsterdam		Wilmington, DE 19808, County of New Castle,
The Netherlands		United States of America,
By:	/s/ M. Czurda
Name:	M. Czurda	By:	/s/ Glen Granovsky
Title:	Director	Name:	Glen Granovsky
By:	/s/ A.P. van Aken	Title:	Director
Name:	A.P. van Aken	Date:
Title:	Manager Trade Finance

Date:

Schedule II dated         2011

To Facility Agreement No. TF-048/10 dated 16 July 2010

List of Account Debtors and Facility limits established per individual Account Debtor

BOEING Company	USD	3.000.000,00

IBM Euro coordination S.A. and/or its affiliated companies (which for the purposes of this facility agreement, for a time being shall includes, IBM Deutschland GmbH) - USD 2.000.000.00

Deutsche Bank AG	USD	7.500.000.00

UBS AG	USD	3.500.000.00

Harman Becker Automotive Systems GmbH	USD	2.500.000.00

(the “Group”)

The List of approved Account Debtors is subject to amendments upon sole discretion of the Bank.

The outstanding aggregate amount of the facilities available to members of the Group shall never exceed the Principal Amount of USD 10,000,000.00, at any given moment during the lifetime of the Agreement and no Drawdown Request will be granted by the Bank if, as the result, any of the limits established above are breached.

The limit on Deutsche Bank AG can also be used for invoices issued by Luxoft Eastern Europe Ltd.